Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-157175


                                  SEAOSPA, INC.

                        1,400,618 SHARES OF COMMON STOCK

                         OFFERING PRICE $0.05 PER SHARE

The selling stockholders named in this prospectus are offering for resale 1,400,618 shares of our common stock at an offering price of $0.05 per share of common stock until our shares are quoted on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. We will pay all expenses incurred in this offering (other than transfer taxes), and the selling stockholders will receive all of the net proceeds from this offering.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR COMMON STOCK WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 4 BEFORE INVESTING IN OUR COMMON STOCK.

There is currently no public market for our common stock and we have not applied for listing or quotation on any public market. We intend to seek a market maker to file an application with the Financial Industry Regulatory Authority to have our common stock quoted on the Over-the-Counter Bulletin Board. We do not currently have a market maker who is willing to list quotations for our common stock, and there can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

No underwriter or other person has been engaged to facilitate the sale of shares of common stock in this offering. You should rely only on the information contained in this prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this offering, Seaospa, Inc. or the shares of our common stock offered hereby that is different from the information included in this prospectus. If anyone provides you with different information, you should not rely on it.

                 The date of this prospectus is April 20, 2009

                                TABLE OF CONTENTS

THE FOLLOWING TABLE OF CONTENTS HAS BEEN DESIGNED TO HELP YOU FIND INFORMATION CONTAINED IN THIS PROSPECTUS. WE ENCOURAGE YOU TO READ THE ENTIRE PROSPECTUS.

                                                                            Page
                                                                            ----

PROSPECTUS SUMMARY.........................................................    1

RISK FACTORS...............................................................    4

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS..................   11

TAX CONSIDERATIONS.........................................................   11

USE OF PROCEEDS............................................................   11

DETERMINATION OF THE OFFERING PRICE........................................   11

MARKET FOR OUR COMMON STOCK................................................   12

DIVIDEND POLICY............................................................   12

DILUTION...................................................................   12

SELLING STOCKHOLDERS.......................................................   13

PLAN OF DISTRIBUTION.......................................................   15

DESCRIPTION OF SECURITIES..................................................   17

SHARES ELIGIBLE FOR FUTURE SALE............................................   19

EXPERTS....................................................................   19

LEGAL REPRESENTATION.......................................................   20

OUR BUSINESS...............................................................   21

LEGAL MATTERS..............................................................   25

MANAGEMENT.................................................................   25

EXECUTIVE COMPENSATION.....................................................   27

COMPENSATION OF DIRECTORS..................................................   27

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................   27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............   28

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION.......................   29

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATION.......................................................   30

WHERE YOU CAN GET MORE INFORMATION.........................................   34

FINANCIAL STATEMENTS.......................................................   35

                               PROSPECTUS SUMMARY

THIS SUMMARY HIGHLIGHTS CERTAIN INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING OUR FINANCIAL STATEMENTS AND RELATED NOTES, AND ESPECIALLY THE RISKS DESCRIBED UNDER "RISK FACTORS" BEGINNING ON PAGE 4. ALL REFERENCES TO "WE," "US," "OUR," "SEAOSPA," "COMPANY" OR SIMILAR TERMS USED IN THIS PROSPECTUS REFER TO SEAOSPA, INC. UNLESS OTHERWISE INDICATED, THE TERM "FISCAL YEAR" REFERS TO OUR FISCAL YEAR ENDING DECEMBER 31. UNLESS OTHERWISE INDICATED, THE TERM "COMMON STOCK" REFERS TO SHARES OF THE COMPANY'S COMMON STOCK.

CORPORATE BACKGROUND AND BUSINESS OVERVIEW

We were incorporated in the state of Nevada on November 2, 2007. Our offices are currently located at 3 Hahistadrut St., Suite #6, Kiryat Yam, Israel 29056. Our telephone number is +1 (877) 841-5343. We have a website at http://www.seaospa.com, however, the information contained on our website does not form a part of the registration statement of which this prospectus is a part.

We are a development stage company that has no, or minimal, revenue and has had limited operations to date. From November 2, 2007 (inception) to December 31, 2008, we have incurred accumulated net losses of $7,700. Based on our financial history since inception, our independent auditor has expressed doubt as to our ability to continue as a going concern.

We are engaged in the marketing of skin care, hair care and body treatment products. Currently we are focusing on marketing of Dead Sea products from Israel. We operate our own retail online store where we sell our products direct to consumers at www.seaospa.com.

We have two executive officers who also serve as our directors. Mr. Terner, our President, Treasurer and a Director, resides in Israel. He has fourteen years of experience marketing and distributing Dead Sea products from Israel in Romania. Mr. Yossi Benitah, our Secretary and a Director, resides in Israel. He has thirty years of experience as an entrepreneur operating an electrical services company in Israel. Neither of our officers lives in Nevada, the state of our incorporation, or the United States.

From our inception to date, we have not generated minimal revenues, and our operations have been limited to organizational, start-up, operating our online retail store and capital formation activities. Between November 2007 and November 2008, we were focused primarily on raising capital to execute our business plan, and on November 20, 2008 we closed on a private placement of our common stock pursuant to which we sold 1,869,918 shares of our common stock for total gross proceeds of $56,097. We have sold and issued an aggregate of 4,869,918 shares of our common stock since our inception through the November 20, 2008 private placement and the private placement of our common stock to members of our management, for total proceeds of approximately $57,000. Since our inception we have not made any significant purchases or sales of assets, nor have we been involved in any mergers, acquisitions or consolidations.

SUMMARY OF THE OFFERING

Shares of common stock being
 offered by the selling
 stockholders:                     1,400,618 shares of our common stock.

Offering price:                    $0.05 per share of common stock.

Number of shares outstanding
 before the offering:              4,869,918

Number of shares outstanding
 after the offering, if all
 the shares are sold:              4,869,918

                                   Our executive officers and directors currently hold 61.6% of our shares, and, as a result, they retain control over our direction.

Market for the common stock:       There  is no  public  market  for our  common
                                   stock.   After  the  effective  date  of  the
                                   registration    statement   of   which   this
                                   prospectus  is a part,  we  intend  to seek a
                                   market  maker to file an  application  on our
                                   behalf to have our common stock quoted on the
                                   Over-the-Counter Bulletin Board. We currently
                                   have no market  maker who is  willing to list
                                   quotations   for  our  stock.   There  is  no
                                   assurance that a trading market will develop, or, if developed, that it will be sustained.

Use of Proceeds:                   We will not  receive  any  proceeds  from the
                                   sale of the  shares  of  common  stock by the
                                   selling   stockholders   identified  in  this
                                   prospectus. The selling stockholders will receive all net proceeds from the sale of the shares offered by this prospectus.

Risk Factors:                      See "Risk  Factors"  beginning  on page 4 and
                                   the other  information in this prospectus for
                                   a  discussion   of  the  factors  you  should
                                   consider before deciding to invest in shares of our common stock.

Dividend Policy:                   We have not declared or paid any dividends on
                                   our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

SUMMARY FINANCIAL DATA

The following summary financial information for the period from November 2, 2007 (date of inception) through December 31, 2008, includes statement of operations and balance sheet data from our audited financial statements. The information contained in this table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operation" and the financial statements and accompanying notes included in this prospectus.

Our auditors have issued an audit opinion which includes a statement describing their doubts about whether we will continue as a going concern. In addition, our financial status creates substantial doubt whether we will continue as a going concern.

                             STATEMENT OF OPERATIONS

                                                         Period from Inception
                                                         (November 2, 2007) to
                                                            December 31, 2008
                                                            -----------------

Net loss                                                       $    7,700

Net loss per common share:                                             --
Basic and diluted (less than $0.01 per share)                           0

Weighted average number of Common shares outstanding:           3,215,169

                               BALANCE SHEET DATA

                                                            December 31, 2008
                                                            -----------------

Total assets                                                   $   49,228
Total liabilities                                                      --
Total Liabilities and Stockholders' Equity                     $   49,228

                                  RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS AND OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN OUR COMPANY. IF ANY OF THE FOLLOWING RISKS ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS FOR GROWTH COULD BE SERIOUSLY HARMED. AS A RESULT, THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

                          RISKS RELATED TO OUR BUSINESS

WE HAVE NO MATERIAL REVENUES TO DATE AND WE MAINTAINED LOSSES SINCE INCEPTION.

We have yet to generate any material operating revenues and have no significant tangible assets. During the fiscal years 2007 and 2008 respectively, we incurred net losses of ($900), ($6,870). As of December 31, 2008, we had an accumulated deficit of ($7,770) and there can be no assurance that we will generate profits in future operating years. Once fully operational, we may experience revenues lower than anticipated and/or an increase in unfunded expenses. Accordingly, there may be substantial fluctuations in our revenues and expenses. Until such a time, if ever, that we receive significant revenues from our operations, we expect to report losses. We are also unable to predict when, if ever, we will achieve sustained operating profitability.

AS A COMPANY IN THE EARLY STAGE OF DEVELOPMENT WITH AN UNPROVEN BUSINESS STRATEGY, OUR LIMITED HISTORY OF OPERATIONS MAKES EVALUATION OF OUR BUSINESS AND PROSPECTS DIFFICULT.

We were incorporated on November 2, 2007. Our business prospects are difficult to predict because of our limited operating history, early stage of development and unproven business strategy. Our primary business activities will be focused on marketing of skin care, hair care and body treatment products. Although we believe that our products have significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives.

OUR BUSINESS PLAN MAY BE UNSUCCESSFUL, AND IF IT FAILS, WE WILL NOT HAVE ALTERNATE SERVICES OR PRODUCTS TO OFFER TO ENSURE OUR CONTINUATION AS A GOING CONCERN.

The success of our business plan is dependent on the marketing of skin care, hair care and body treatment products. Currently we are focusing on Dead Sea products from Israel. Our ability to market these products is unproven, and the lack of operating history makes it difficult to validate our business plan. In addition, the success of our business plan is dependent upon the market acceptance of our products. Should our products be too narrowly focused or should the target market not be as responsive as we anticipate, we will not have in place alternate services or products that we can offer to ensure our continuation as a going concern.

WE HAVE MAINTAINED LOSSES SINCE INCEPTION, WHICH WE EXPECT WILL CONTINUE IN THE FUTURE.

Our management believes that the prior investment of approximately $57,000 by our current stockholders will be sufficient to commence and continue our planned activities for approximately 12 months after this offering. We expect, however, to continue to incur operating losses in future periods. These losses will occur because we do not yet have any revenues to offset the expenses associated with the development of our online retail store and the marketing of our products. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

OUR INDEPENDENT AUDITORS HAVE EXPRESSED DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN, INDICATING THE POSSIBILITY THAT WE MAY NOT BE ABLE TO CONTINUE TO OPERATE.

We have incurred net losses of $7,770 for the period from November 2, 2007 (date of inception) through December 31, 2008. We anticipate generating losses for the next 12 months. Therefore, we may be unable to continue operations in the future as a going concern. No adjustment has been made in the accompanying financial statements to the amounts and classification of assets and liabilities which could result should we be unable to continue as a going concern. In addition, our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern.

To date, we have completed only initial stages of our business plan and we can provide no assurance that we will be able to generate enough revenue from our business in order to achieve profitability. It is not possible at this time for us to predict with assurance the potential success of our business. The revenue and income potential of our proposed business and operations are unproven, and the lack of operating history makes it difficult to evaluate the future prospects of our business. If we cannot continue as a viable entity, our stockholders may lose some or all of their investment in our Company.

WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS PLAN OR STAY IN BUSINESS WITHOUT ADDITIONAL FUNDING.

Our ability to successfully market our products to generate significant operating revenues depends on our ability to obtain the necessary financing to implement our business plan. We raised approximately $57,000 from private placements of our common stock, which we required to commence operations and which will help us remain operational during the next 12 months.

At December 31, 2008 we had $49,228 of cash of which we anticipate needing approximately $9,303.67 for expenses associated with this Registration Statement (See "Other Expenses if Issuance and Distribution"). Our budget expenditures for the next twelve months are $55,680. Therefore, we presently have a budget shortfall of approximately $15,755.

How long Seaospa will be able to satisfy its cash requirements depends on how quickly our company can generate revenue and how much revenue can be generated. We must generate at least $15,755 in net revenues from present to October 2009 in order to fund all expenditures under our 12 month budget

We will require additional financing, through issuance of debt and/or equity, in order to establish profitable operations. Such financing, if required, may not be forthcoming. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

BECAUSE OUR CURRENT OFFICERS AND DIRECTORS ARE NOT RESIDENTS OF THE UNITED STATES, IT MAY BE DIFFICULT FOR SHAREHOLDERS TO RECOVER AGAINST THEM.

Both of our officers and directors are located outside of the United States, in Israel. Were one or more shareholders to bring an action against our management in the United States and succeed, either through default or on the merits, and obtain a financial award against an officer or director of the Company, that shareholder may be required to enforce and collect on his, her or its judgment in these countries, unless the officer or director owned assets which were located in the United States. Further, shareholder efforts to bring an action in these countries against its citizens for any alleged breach of a duty in a foreign jurisdiction may be difficult, as prosecution of a claim in a foreign jurisdiction, and in particular a foreign nation, is fraught with difficulty and may be effectively, if not financially, unfeasible.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE, WHICH INCREASES THE RISK OF OUR INABILITY TO BUILD A SUCCESSFUL BUSINESS.

Our management has limited marketing experience. Our President, Treasurer and director, Yakov Terner, who will be primarily responsible for marketing and sales of our products, although he has experience marketing Dead Sea products to retail stores in Romania, he has no experience marketing these products online in North America, our target market. Further, we have budgeted only $14,000 toward these efforts over the next 12 months, which is a very limited amount of capital with which to launch our effort. Given the relatively small budget and limited experience of our officers, there can be no assurance that our efforts will be successful. Further, if our initial efforts to create a market for our products are not successful, there can be no assurance that we will be able to attract and retain qualified individuals with the necessary marketing and sales expertise to significantly grow our sales. Our future success will depend, among other factors, upon whether our product can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use it. There can be no assurance that our product will gain wide acceptance in its targeted markets or that we will be able to effectively market our product.

IF OUR ESTIMATES RELATED TO EXPENDITURES ARE ERRONEOUS OR INACCURATE, OUR BUSINESS WILL FAIL AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

Our success is dependent in part upon the accuracy of our management's estimates of expenditures for legal and accounting services, including those that we expect to incur as a publicly reporting company, and for the maintenance of our online retail store, the marketing of our products, and administrative expenses, which management estimates to total approximately $55,680 over the next 12 months. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Expenditures" below for additional detail. If such estimates are erroneous or inaccurate, or we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and you could lose your entire investment.

THE BODY  TREATMENT  PRODUCTS  AND RELATED  PRODUCTS  INDUSTRY  IS  EXPERIENCING
CONSOLIDATION, IS INTENSELY COMPETITIVE AND IS EXPECTED TO BECOME EVEN MORE COMPETITIVE IN THE NEAR FUTURE - WORLDWIDE. Seaospa will be competing with a number of companies which have considerably greater financial, personnel, marketing, technical and operating resources. Consequently, such competitors may be in a better position than us to take advantage of market needs, acquisitions and other opportunities, and devote greater resources to the marketing and sale of their products and services. To meet such competition, we will attempt to employ qualified personnel, provide high quality products and services, and attempt to maintain a lower cost of production than our competitors. We also believe our ability to compete successfully will depend on such factors as marketing presence; our marketing abilities; the pricing policies of our competitors; the timing of introductions of new products and services by us; the ability to keep costs down; the ability to adapt to changing market conditions; and industry and general economic trends. There cannot, however, be any certainty that we will be able to locate or retain such personnel, keep costs down or provide such products and services on terms favorable to us.

DEPENDENCE ON THIRD PARTIES AND CERTAIN RELATIONSHIPS.

We will be dependent on our relationships with certain Dead Sea manufacturers and body care suppliers. Our business is also generally dependent upon our ability to obtain the services of marketing, public relations and advertising experts. Our potential failure to obtain the services of any person or entity upon which it is dependent, or the inability to replace such relationship would have a material adverse impact on our business prospects, financial condition and results of operations. In addition, we have a specific dependence on the telephone, Internet and the integration of the two aforementioned into our information management system. Any disruption on the flow of information and data to this system will significantly impact service to customers and therefore financial performance.

OUR OFFICERS AND DIRECTORS WILL COLLECTIVELY ALLOCATE ONLY A PORTION OF THEIR TIME TO OUR COMPANY'S BUSINESS, WHICH COULD HAVE A NEGATIVE IMPACT ON SEAOSPA'S SUCCESS.

Currently, our officers and directors allocate only a portion of their time, or up to approximately 10-15 hours per week, to the operation of Seaospa's business. If our business develops faster than anticipated, or if their other commitments require devotion of more substantial amounts of time, our ability to create and sustain a successful business could be negatively impacted.

WE NEED TO RETAIN KEY PERSONNEL TO SUPPORT OUR PRODUCT AND ONGOING OPERATIONS.

The maintenance of our online retail store and the marketing of our products will continue to place a significant strain on our management and other resources. Our future success depends upon the continued services of our executive officers who have critical industry experience and relationships that we rely on to implement our business plan. The loss of the services of Yakov Terner, our President, Treasurer and a Director, would negatively impact our ability to sell our products, which could adversely affect our financial results and impair our growth. Currently, we have no employment agreement with Mr. Terner and do not anticipate entering into any such agreement in the foreseeable future.

                       RISKS RELATING TO OUR COMMON STOCK

THERE IS CURRENTLY NO PUBLIC MARKET FOR OUR SECURITIES, AND THERE CAN BE NO ASSURANCE THAT ANY PUBLIC MARKET WILL DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. After the effective date of the registration statement of which this prospectus is a part, we intend to identify a market maker to file an application with the Financial Industry Regulatory Authority ("FINRA") to have our common stock quoted on the Over-the-Counter Bulletin Board. We do not currently have a market maker who is willing to participate in this application process, and even if we identify a market maker, there can be no assurance as to whether such application will be accepted. Our common stock may never be quoted on the Over-the-Counter Bulletin Board, or, even if quoted, a public market may not materialize.

If our securities are not eligible for initial quotation, or if quoted, are not eligible for continued quotation on the Over-the-Counter Bulletin Board or a public trading market does not develop, purchasers of the common stock may have difficulty selling or be unable to sell their securities should they desire to do so, rendering their shares effectively worthless and resulting in a complete loss of their investment.

BECAUSE WE WILL BE SUBJECT TO "PENNY STOCK" RULES ONCE OUR SHARES ARE QUOTED ON THE OVER-THE-COUNTER BULLETIN BOARD, THE LEVEL OF TRADING ACTIVITY IN OUR STOCK MAY BE REDUCED.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than  $5.00  (other  than  securities  registered  on some  national  securities exchanges). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules. If a trading market does develop for our common stock, these regulations will likely be applicable, and investors in our common stock may find it difficult to sell their shares.

FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER'S ABILITY TO BUY AND SELL OUR STOCK.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder's ability to resell shares of our common stock.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH YOU CAN SELL THE SHARES OFFERED BY THIS PROSPECTUS.

If you purchase shares of our common stock sold by the selling stockholders in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our common stock for secondary trading, or identifying an available exemption for secondary trading in our common stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our common stock in any particular state, the shares of common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the market for the common stock will be limited which could drive down the market price of our common stock and reduce the liquidity of the shares of our common stock and a stockholder's ability to resell shares of our common stock at all or at current market prices, which could increase a stockholder's risk of losing some or all of his investment.

THE PRICE OF OUR COMMON STOCK MAY BE VOLATILE, WHICH SUBSTANTIALLY INCREASES THE RISK THAT YOU MAY NOT BE ABLE TO SELL YOUR SHARES AT OR ABOVE THE PRICE THAT YOU MAY PAY FOR THE SHARES.

Even if our shares are quoted for trading on the OTCBB following this offering and a public market develops for our common stock, the market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

     *    variations in quarterly operating results;

     *    our   announcements  of  significant   contracts  and  achievement  of
          milestones;

     *    our relationships with other companies or capital commitments;

     *    additions or departures of key personnel;

     *    sales of common stock or termination of stock transfer restrictions;

     *    changes in financial estimates by securities analysts, if any; and

     *    fluctuations in stock market price and volume.

Your inability to sell your shares during a decline in the price of our stock may increase losses that you may suffer as a result of your investment.

OUR  INSIDERS   BENEFICIALLY  OWN  A  SIGNIFICANT  PORTION  OF  OUR  STOCK,  AND
ACCORDINGLY, MAY HAVE CONTROL OVER STOCKHOLDER MATTERS, THE COMPANY'S BUSINESS AND MANAGEMENT.

As of April 13, 2009 our executive officers and directors beneficially own 3,000,000 shares of our common stock in the aggregate, or approximately 61.60% of our issued and outstanding common stock. Mr. Yakov Terner, our President, Treasurer and a Director, owns 1,500,000 shares of our common stock, or approximately 30.80%, and Mr. Yossi Benitah, our Secretary and a Director, owns 1,500,000 shares of our common stock, or approximately 30.80%. As a result, our executive officers, directors and affiliated persons will have significant influence to:

     *    elect or defeat the election of our directors;

     *    amend or prevent amendment of our articles of incorporation or bylaws;

     * effect or prevent a merger, sale of assets or other corporate transaction; and

     * affect the outcome of any other matter submitted to the stockholders for vote.

Moreover, because of the significant ownership position held by our insiders, new investors will not be able to effect a change in the Company's business or management, and therefore, shareholders would be subject to decisions made by management and the majority shareholders.

In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

THE PRICE OF OUR SHARES IN THIS OFFERING WAS DETERMINED BY US AND MAY NOT REFLECT THE ACTUAL MARKET PRICE FOR THE SECURITIES.

The initial offering price of the common stock offered by the selling stockholders pursuant to this prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock in the trading market after this offering. The market price of the securities offered herein, if any, may decline below the initial public offering price. The stock market has experienced extreme price and volume fluctuations. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

BECAUSE WE DO NOT INTEND TO PAY ANY DIVIDENDS ON OUR COMMON STOCK, HOLDERS OF OUR COMMON STOCK MUST RELY ON STOCK APPRECIATION FOR ANY RETURN ON THEIR INVESTMENT.

There are no restrictions in our Articles of Incorporation or Bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend we would not be able to pay our debts as they become due in the usual course of business; or our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution. We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future. Accordingly, holders of our common stock will have to rely on capital appreciation, if any, to earn a return on their investment in our common stock.

ADDITIONAL ISSUANCES OF OUR SHARES OF COMMON STOCK MAY RESULT IN IMMEDIATE DILUTION TO EXISTING SHAREHOLDERS.

We are authorized to issue up to 100,000,000 shares of common stock, of which 4,869,918 shares are issued and outstanding. Our Board of Directors has the authority to cause us to issue additional shares of common stock, and to determine the rights, preferences and privilege of such shares, without consent of any of our stockholders. We may issue shares in connection with financing arrangements or otherwise. Any such issuances will result in immediate dilution to our existing shareholders' interests, which will negatively affect the value of your shares.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO OUR BUSINESS THAT ARE BASED ON OUR BELIEFS AS WELL AS ASSUMPTIONS MADE BY US OR BASED UPON INFORMATION CURRENTLY AVAILABLE TO US. THESE STATEMENTS REFLECT OUR CURRENT VIEWS AND ASSUMPTIONS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES. FORWARD-LOOKING STATEMENTS ARE OFTEN IDENTIFIED BY WORDS LIKE: "BELIEVE," "EXPECT," "ESTIMATE," "ANTICIPATE," "INTEND," "PROJECT" AND SIMILAR EXPRESSIONS OR WORDS WHICH, BY THEIR NATURE, REFER TO FUTURE EVENTS. IN SOME CASES, YOU CAN ALSO IDENTIFY FORWARD-LOOKING STATEMENTS BY TERMINOLOGY SUCH AS "MAY," "WILL," "SHOULD," "PLANS," "PREDICTS," "POTENTIAL" OR "CONTINUE" OR THE NEGATIVE OF THESE TERMS OR OTHER COMPARABLE TERMINOLOGY. THESE STATEMENTS ARE ONLY PREDICTIONS AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS, INCLUDING THE RISKS IN THE SECTION ENTITLED RISK FACTORS BEGINNING ON PAGE 4, THAT MAY CAUSE OUR OR OUR INDUSTRY'S ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. IN ADDITION, YOU ARE DIRECTED TO FACTORS DISCUSSED IN THE MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION SECTION BEGINNING ON PAGE 30, AND THE SECTION ENTITLED "OUR BUSINESS" BEGINNING ON PAGE 21, AND AS WELL AS THOSE DISCUSSED ELSEWHERE IN THIS PROSPECTUS. OTHER FACTORS INCLUDE, AMONG OTHERS: GENERAL ECONOMIC AND BUSINESS CONDITIONS; INDUSTRY CAPACITY; INDUSTRY TRENDS;
COMPETITION; CHANGES IN BUSINESS STRATEGY OR DEVELOPMENT PLANS; PROJECT PERFORMANCE; AVAILABILITY, TERMS, AND DEPLOYMENT OF CAPITAL; AND AVAILABILITY OF QUALIFIED PERSONNEL.

THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, OR ACHIEVEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW, INCLUDING THE SECURITIES LAWS OF THE UNITED STATES, WE EXPRESSLY DISCLAIM ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATE OR REVISIONS OF ANY OF THE FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH REGARD THERETO OR TO CONFORM THESE STATEMENTS TO ACTUAL RESULTS.

                               TAX CONSIDERATIONS

We are not providing any tax advice as to the acquisition, holding or disposition of the securities offered herein. In making an investment decision, investors are strongly encouraged to consult their own tax advisor to determine the U.S. federal, state and any applicable foreign tax consequences relating to their investment in our securities.

                                 USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders pursuant to this prospectus. The selling stockholders named herein will receive all proceeds from the sale of the shares of our common stock in this offering. Please see "Selling Stockholders" below for a list of these individuals.

We will pay all expenses (other than transfer taxes) of the selling stockholders in connection with this offering.

                       DETERMINATION OF THE OFFERING PRICE

There is no established public market for our shares of common stock. The offering price of $0.05 per share was determined by us arbitrarily. We believe that this price reflects the appropriate price that a potential investor would be willing to invest in our company at this initial stage of our development. This price bears no relationship whatsoever to our business plan, the price paid for our shares by our founders, our assets, earnings, book value or any other criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities, which is likely to fluctuate.

The selling stockholders will offer the shares of common stock for resale at $0.05 per share until our shares are quoted on the Over-the-Counter Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices. See "Plan of Distribution" for additional information.

                           MARKET FOR OUR COMMON STOCK

MARKET INFORMATION

There is no established public market for our common stock.

After the effective date of the registration statement of which this prospectus is a part, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority, Inc., or FINRA, to have our common stock quoted on the Over-the-Counter Bulletin Board. We do not currently have a market maker who is willing to list quotations for our common stock, and there can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained.

We have issued 4,869,918 shares of our common stock since the Company's inception on November 2, 2007, all of which are restricted shares. See "Certain Relationships and Related Transactions" below for information with respect to some of these shares. There are no outstanding options or warrants or securities that are convertible into shares of common stock.

HOLDERS

We had 42 holders of record of our common stock as of April 13, 2009.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

We do not have any compensation plan under which equity securities are authorized for issuance.

                                 DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our product. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

                                    DILUTION

The shares of common stock to be sold by the selling stockholders are shares that are currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders as a result of the offering by the selling stockholders pursuant to this prospectus.

                              SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 1,400,618 shares of common stock offered through this prospectus. The selling stockholders are non-U.S. persons who acquired the 1,400,618 shares of common stock offered through this prospectus from us in a private placement pursuant to Regulation S of the Securities Act of 1933, as amended (the "Securities Act") which closed on November 20, 2008, thus exempting these offerings from the registration requirements of the Securities Act.

The following  table  provides as of April 13, 2009,  information  regarding the
beneficial   ownership  of  our  common  stock  held  by  each  of  the  selling stockholders, including:

     1. The number and percentage of shares beneficially owned prior to this offering;

     2.   The total number of shares to be offered hereby; and

     3. The total number and percentage of shares that will be beneficially owned upon completion of this offering.

All expenses incurred with respect to the registration of the offering by the selling stockholders of these shares of common stock (other than transfer taxes) will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commissions or other expenses incurred by the selling stockholders in connection with the sale of such shares.

The shares beneficially owned have been determined in accordance with rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. All information contained in the table below is based upon information provided to us by the selling stockholders and we have not independently verified this information. The selling stockholders are not making any representation that any shares covered by this prospectus will be offered for sale. The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the common stock covered hereby.

For purposes of this table, beneficial ownership is determined in accordance with the Securities and Exchange Commission rules, and includes investment power with respect to shares and shares owned pursuant to warrants or options exercisable within 60 days, if applicable. Except as indicated below, no selling stockholders is the beneficial owner of any additional shares of common stock or other equity securities issued by us or any securities convertible into, or exercisable or exchangeable for, our equity securities.

We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.


                                        Beneficial Ownership                            Beneficial Ownership
                                     Prior to this Offering(1)                            After Offering
                                     -------------------------       Number of        ------------------------
     Name of                                       Number of        Shares Being      Number of
Selling Stockholder                   Shares       Percent(2)         Offered          Shares       Percent(2)
-------------------                   ------       ----------         -------          ------       ----------
Yaron Borenstein (7)                  251,800        5.17              10,000         241,800           4.97%
Dodel Golder (4)                       10,000           *              10,000               0              0
Marta Terner (3)                       91,767        1.88              91,767               0              0


                                        Beneficial Ownership                            Beneficial Ownership
                                     Prior to this Offering(1)                            After Offering
                                     -------------------------       Number of        ------------------------
     Name of                                       Number of        Shares Being      Number of
Selling Stockholder                   Shares       Percent(2)         Offered          Shares       Percent(2)
-------------------                   ------       ----------         -------          ------       ----------
Cecilia Golder (4)                     10,000           *              10,000               0           0
Gideon Reifman                        278,867        5.73             278,867               0           0
Nimrod Weisz                           33,333           *              33,333               0           0
Alon Evenzur (7)                       10,000           *              10,000               0           0
Shimon Faibish (5)                     10,000           *              10,000               0           0
Carmen Faibish (5)                     10,000           *              10,000               0           0
Hen Faibish (5)                        10,000           *              10,000               0           0
Ana Borenstein (7)                     10,000           *              10,000               0           0
Arie Toeg                              12,000           *              12,000               0           0
Yona Dugin                             10,067           *              10,067               0           0
Amir Suher                             92,150        1.89              92,150               0           0
Irit  Winter                           77,067        1.58              77,067               0           0
Yevgenia Epstain Vars                  19,433           *              19,433               0           0
Nir Hava                               19,433           *              19,433               0           0
Anat Netzer                           108,267        2.22             108,267               0           0
Klara Strul                            49,167        1.01              49,167               0           0
Dina Gabai                             28,267           *              28,267               0           0
Ophir Even (7)                        237,500        4.88              10,000         227,500        4.67%
Bronia Fruhter                        258,000        5.30             258,000               0           0
Yaniv Ben Moshe                        12,933           *              12,933               0           0
Anat Chen Freeje                       12,667           *              12,667               0           0
Mordechai Sagiv                        12,933           *              12,933               0           0
Igal Kamm                              12,933           *              12,933               0           0
Eliyahu Rossberger                     12,667           *              12,667               0           0
Aharon Binyashvili (6)                  9,917           *               9,917               0           0
Lali Binyashvili (6)                    9,917           *               9,917               0           0
Maya Kliman                            31,800           *              31,800               0           0
Rita Barazani                          12,167           *              12,167               0           0
Itamar Sagiv                           11,933           *              11,933               0           0
Yaron Drori                            11,933           *              11,933               0           0
Zidky Daos                             12,000           *              12,000               0           0
Andrei Tarta Arsene                     9,750           *               9,750               0           0
Lucieta Gavril                         10,000           *              10,000               0           0
Constantin Cosmin Gruia                 9,750           *               9,750               0           0
Ferdinand Abella Juan                  14,750           *              14,750               0           0
Laura Meddens                          10,000           *              10,000               0           0
Karen Maike van Asperen Vervenne       14,750           *              14,750               0           0
                                    ---------       -----           ---------         -------      ------
TOTAL                               1,869,918       38.40%          1,400,618         469,300        9.64%

----------
*    Represents less than 1%
(1) The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered pursuant to this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.
(2) Applicable percentage of ownership is based on 4,869,918 shares of common stock outstanding as of April 13, 2009, on a fully diluted basis.
(3)  Marta Terner is the mother of Yakov Terner
(4)  Cecilia Golder and Dodel Golder are husband and wife.
(5) Shimon Faibish and Carmin Faibish are husband and wife and the parents of Hen Faibish.
(6)  Aaron Binyashvili and Lali Binyashvili are husband and wife.
(7)  Ana  Bornstein  is the  mother  of  Alon  Evenzur,  Ophir  Even  and  Yaron
     Borenstein.

Except as disclosed above, none of the selling stockholders:

     (i) has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years;

     (ii) served as one of our officers or directors; nor

     (iii)is a registered broker-dealer or an affiliate of a broker-dealer.

                              PLAN OF DISTRIBUTION

This prospectus relates to the registration of the resale of 1,400,618 shares of our common stock on behalf of the selling stockholders named herein.

The selling stockholders may sell some or all of their shares at a fixed price of $0.05 per share until our shares are quoted on the Over-the-Counter Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. Sales by selling stockholders must be made at the fixed price of $0.05 until a market develops for the stock.

The shares may be sold or distributed from time to time by the selling stockholders or by pledgees, donees or transferees of, or successors in interest to, the selling stockholders, directly to one or more purchasers (including pledgees) or through brokers or dealers who act solely as agents. The distribution of the shares may be effected in one or more of the following methods:

     *    Ordinary broker transactions, which may include long or short sales;

     * Transactions involving cross or block trades on any securities or market where our common stock is trading;

     * Purchases by brokers or dealers as principal and resale by such purchasers for their own accounts pursuant to this prospectus;

     *    an  exchange   distribution  in  accordance  with  the  rules  of  the
          applicable exchange;

     * ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     *    privately negotiated transactions;

     * at the market to or through market makers or into an existing market for the shares;

     * through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

     * In other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents; or

     *    Any combination of the foregoing.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholders may enter into hedging transactions with broker-dealers who may engage in shares in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agent (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling stockholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling stockholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We do not anticipate that either our stockholders or we will engage an underwriter in the selling or distribution of our shares.

We will not receive any proceeds from the sale of the shares of the selling stockholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $9,303.67.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock being offered by them. The selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable laws and may among other things:

     1. Not engage in any stabilization activities in connection with our common stock;

     2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus from time to time, as may be required by such broker or dealer, and

     3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities permitted under the Exchange Act.

Any commissions received by broker-dealers and any profit on the resale of shares sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act.

STATE SECURITIES - BLUE SKY LAWS

Transfer of our common stock may also be restricted under the securities regulations or laws promulgated by various states and foreign jurisdictions, commonly referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the Blue Sky laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state Blue-Sky law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. Accordingly, investors may not be able to liquidate their investments and should be prepared to hold the shares of our common stock for an indefinite period of time.

REGULATION M

We have informed the selling stockholders that Regulation M promulgated under the Exchange Act may be applicable to them with respect to any purchase or sale of our common stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of our common stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the shares or any right to purchase the shares, for a period of one business day before and after completion of its participation in the distribution.

During any distribution period, Regulation M prohibits the selling stockholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing our common stock except for the purpose of preventing or retarding a decline in the open market price of the common stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the selling stockholders will be offering and selling our common stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to the shares.

We also have advised the selling stockholders that they should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholders are distributing shares covered by this prospectus. Regulation M may prohibit the selling stockholders from covering short sales by purchasing shares while the distribution is taking place, despite any contractual rights to do so under the Agreement. We have advised the selling stockholders that they should consult with their own legal counsel to ensure compliance with Regulation M.

                            DESCRIPTION OF SECURITIES

COMMON STOCK

Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.0001 per share.

The holders of our common stock:

     * Have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors;

     * Are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

     * Do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

     * Are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

The shares of common stock are not subject to any future call or assessment and all have equal voting rights. There are no special rights or restrictions of any nature attached to any of the common shares and they all rank at equal rate or " pari passu," each with the other, as to all benefits, which might accrue to the holders of the common shares. All registered stockholders are entitled to receive a notice of any general annual meeting to be convened by our Board of Directors.

At any general meeting, subject to the restrictions on joint registered owners of common shares, on a showing of hands every stockholder who is present in person and entitled to vote has one vote, and on a poll every stockholder has one vote for each shares of common stock of which he is the registered owner and may exercise such vote either in person or by proxy. To the knowledge of our management, at the date hereof, our officers and directors are the only persons to exercise control, directly or indirectly, over more than 10% of our outstanding common shares. See "Security Ownership of Certain Beneficial Owners and Management."

We refer you to our Articles of Incorporation and Bylaws, copies of which were filed with the registration statement of which this prospectus is a part, and to the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

As of April 13, 2009, there were 4,869,918 shares of our common stock issued and outstanding.

OPTIONS, WARRANTS AND RIGHTS

There are no outstanding options, warrants, or rights to purchase any of our securities.

PREFERRED STOCK

We are authorized to issue 50,000,000 shares of preferred stock with a par value of $0.0001. As of April 13, 2009 there were no preferred shares issued and outstanding.

NON-CUMULATIVE VOTING

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

CASH DIVIDENDS

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, into our business.

TRANSFER AGENT

The transfer agent and registrar for our common stock is Island Capital Management, LLC, d/b/a Island Stock Transfer, 100 Second Avenue S., Suite 300N St. Petersburg, Fl 33701 Phone: (727) 287-0010 Fax: (727) 287-0069. The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

                        SHARES ELIGIBLE FOR FUTURE SALE

There is no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

Upon completion of this offering, based on our outstanding shares as of April 13, 2009, we will have outstanding an aggregate of 4,869,918 shares of our common stock. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, the 1,400,618 shares covered hereby will be freely transferable without restriction or further registration under the Securities Act.

The remaining 3,000,000 restricted shares of common stock to be outstanding after this offering are owned by our executive officers and directors, known as our "affiliates," and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 under the Securities Act or otherwise.

RULE 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding, or 48,699 shares immediately after this offering (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

Rule 144 is not available for resales of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

                                     EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, directly or indirectly, in the Company, nor was any such person connected with the Company as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Our financial statements for the period from November 2, 2007 (inception) to December 31, 2008, included in this prospectus have been audited by Weinberg & Associates LLC as set forth in their report included in this prospectus.

                              LEGAL REPRESENTATION

The validity of the issuance of the common stock offered hereby will be passed upon for us by The O'Neal Law Firm, P.C., included in the opinion letter filed as an exhibit to the Registration Statement of which this prospectus is a part.

                                  OUR BUSINESS

We are an early stage company with limited operations and no, or minimal, revenues from our business operations. We were incorporated under the laws of the state of Nevada on November 2, 2007. We are engaged in the marketing of skin care, hair care and body treatment products. Currently we are focusing on marketing of Dead Sea products from Israel. We operate our own retail online store where we sell our products direct to consumers at www.seaospa.com. We intend to open and operate an eBay store in addition to our own online store within the next twelve months. Our target market is adults of 18 years of age and up.

Our offices are currently located at 3 Hahistadrut St., Suite #6, Kiryat Yam, Israel 29056. Our telephone number is +1 (877) 841-5343. We have a website at www.seaospa.com, however, the information contained on our website does not form a part of the registration statement of which this prospectus is a part.

We have two executive officers who also serve as our directors. Mr. Terner, our President, Treasurer and a Director, resides in Israel. He has fourteen years of experience marketing and distributing Dead Sea products from Israel in Romania. Mr. Yossi Benitah, our Secretary and a Director, resides in Israel. He has thirty years of experience as an entrepreneur operating an electrical services company in Israel. Neither of our officers lives in Nevada, the state of our incorporation, or the United States.

PRODUCTS

We are currently focused on selling Dead Sea products from Israel for both men and women of 18 years of age and up. Our products including the following:

     *    Hair Care.

     *    Hand Creams.

     *    Body Creams.

     *    Face Care.

     *    Salts.

     *    Mud.

     *    Aromatic Massage Oils.

     *    Eye Care.

     *    Body Care & Home Spa.

THE MARKET OPPORTUNITY

We operate within the large and steadily growing worldwide beauty care industry. The beauty care industry includes products such as: color cosmetics, skin care products, fragrances and hair care products. According to Euromonitor, a market research firm, the beauty care industry worldwide and within the U.S. represented over $254.2 billion and $47.8 billion, respectively, in retail sales in 2005. Five of the largest countries by retail sales in the beauty care industry according to Euromonitor are: the United States, Japan, France, Germany and the UK with 2005 retail sales of $47.8 billion, $31.7 billion, $14.8 billion, $13.1 billion and $12.4 billion, respectively.

U.S. SKIN CARE MARKET

Skin Care Market: U.S. retail sales of skin care products which include facial care, body care, and hand care were an estimated $7.6 billion in 2005, according to Euromonitor. The facial care market, the largest segment of the skin care market, was estimated at $5.7 billion in 2005 with approximately 88% of sales in this segment derived from facial moisturizers, anti-aging products and cleansers.

INTERNATIONAL SKIN CARE MARKET

Skin Care Market: International retail sales of skin care products were an estimated $55.5 billion in 2005, according to Euromonitor. Euromonitor estimates that the international facial care market, the largest segment of the skin care market, had retail sales of $43.9 billion in 2005.

KEY TRENDS

According to Euromonitor, the U.S. is currently experiencing a convergence of the cosmetics, toiletries, pharmaceuticals, and packaged food industries in which consumers, particularly aging baby boomers, are seeking alternatives in order to live longer, healthier lives. As such, manufacturers are bringing to market new products that promote health and wellness and offer benefits beyond beauty. We also believe consumers are increasingly taking a more proactive interest in their health and appearance, and looking to avoid invasive surgery and powerful pharmaceuticals. Euromonitor points to an increased focus on natural products due to trends towards environmentalism and consumers aligning themselves with the perceived simplicity and "back-to-basics" characteristics of such products. The Dead Sea is one of the saltiest bodies of water in the world and is rich in minerals such as magnesium, calcium and potassium. Natural products and Dead Sea products often are perceived by consumers as healthier alternatives.

Another global trend is the emergence and popularity of e-commerce According to the U.S. Census Bureau of the Department of Commerce the estimate of U.S. retail e-commerce sales for the third quarter of 2008 (adjusted for seasonal variation but not for price changes) was $34.4 billion, an increase of 0.3 percent (+/-1.3%)* from the second quarter of 2008. Total retail sales for the third quarter of 2008 were estimated at $1,018.8 billion, a decrease of 1.4 percent (+/-0.2%) from the second quarter of 2008. The third quarter 2008 e-commerce estimate increased 5.7 percent (+/-1.5%) from the third quarter of 2007 while total retail sales increased 0.3 percent (+/-0.5%) in the same period. E-commerce sales in the third quarter of 2008 accounted for 3.4 percent of total sales.

COMPETITION AND COMPETITIVE STRATEGY

The beauty and body care industries are highly competitive and, at times, subject to rapidly changing consumer preferences and industry trends. Competition is generally a function of brand strength, assortment and continuity of merchandise selection, reliable order fulfillment and delivery, and level of brand support and customer support. We compete with a large number of manufacturers and marketers of beauty and body care products, many of which have significantly greater resources than we do. Many of our competitors also have the ability to develop and market products similar to and competitive with our products. Specifically, we compete with the major makeup and skin care companies which market many brands including Avon, Bobbi Brown, Chanel, Clarins, Clinique, Estee Lauder, L'Oreal, Lancome, M.A.C., Neutrogena, Shiseido, and Smashbox (with Avon, L'Oreal and Neutrogena having recently launched mineral-based makeup). We also compete with several smaller mineral-based cosmetics brands such as Spa Cosmetics Ltd., SeaOra and Alpha Cosmetics. We believe that we are currently one of the smallest in the industry, as we have no, or minimal, revenues from our business operations.

Our competitive edge is our easy-to-use website, competitive prices and efficient customer service.

MARKETING & SALES STRATEGY

Our sales strategy will be focused on attracting visitors to our website, so they can become familiar with our products. We are focusing our marketing efforts in North America.

Our online retail store will be marketed through search engines such as Yahoo and Google. In addition to advertisements on search engines, we will advertise with websites that have similar customer demographics to ours. We have established a budget of $14,000 for an online campaign.

We also plan to utilize a variety of complementary marketing tools. These will include:

ONLINE ADVERTISING

The majority of our advertising and promotional activities will be concentrated on an online advertising campaign using Google AdWords. We have selected Google because of its success and popularity for web users wishing to find something using an internet search. The Google AdWords program will allow us to customize the text of our advertisements, the frequency of each advertisement's appearance, and the length of the advertising contract. For our purposes, we believe that this will give us the maximum amount of flexibility and allow us to closely monitor the costs of the marketing campaign.

EMAIL ADVERTISING CAMPAIGN

We anticipate that a newsletter style email advertising campaign may help to enhance our online advertising campaign and bring us into direct contact with people who are interested in mobile price comparison. In this regard, we are considering acquiring email lists, which is something that can be done on an incremental basis so as not to incur a large expense before determining whether an email campaign works and meets our expectations.

SOURCES AND AVAILABILITY OF PRODUCTS AND SUPPLIES

We believe there are no constraints on the sources or availability of products and supplies related to our business. There are numerous manufactures of Dead Sea products in Israel who we can purchase products from.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

We plan on selling our products directly to consumers. Our products are priced for mass market consumption. Therefore, we do not anticipate dependence on one or a few major customers for at least the next 12 months or the foreseeable future.

PATENTS,   TRADEMARKS,   LICENSES,   FRANCHISE   RESTRICTIONS   AND  CONTRACTUAL
OBLIGATIONS & CONCESSIONS

We have not obtained any copyrights, patents or trademarks in respect of any of our intellectual property. We may obtain protection in the future, when we are in a financial position to do so, but we do not foresee being in a position to do so for least the next 12 months. We do not hold any other intellectual property.

EFFECT OF EXISTING OR PROBABLE GOVERNMENT REGULATION

We do not believe that government regulation will have a material impact on the way we conduct our business.

RESEARCH AND DEVELOPMENT ACTIVITIES AND COSTS

We have not incurred any research and development costs to date.

FUTURE PLANS

If we are successful and have the financial and cash resources to do so, we plan to expand and become a wholesale distributor. The fundamental difference between a retail store and a wholesale distributor is that retailers sell to the buying public or "the consumer" and distributors sell to retail businesses and fellow wholesale firms. Becoming a wholesale distributor will allow us to expand our business from sales generation exclusively from the Internet to having our products sold to customers through other consumer channels such as retailers, wholesalers, or other direct sale methods.

EMPLOYEES

We have commenced only limited operations, and therefore currently have no employees other than our executive officers, who spend up to approximately 10-15 hours a week on our business. When we commence full operations, we expect to hire full-time management and administrative support staff.

DESCRIPTION OF PROPERTY

We do not own interests any real property. Mr. Yakov Terner, our President, Treasurer and Director, has provided us with 500 sq ft of furnished office space located at Kiryat Yam, Israel free of charge for at least the next 12 months. This location currently serves as our primary office for planning and implementing our business plan. This space is currently sufficient for our purposes, and we expect it to be sufficient for the foreseeable future.

REPORTS TO SECURITY HOLDERS

We will voluntarily make available to our stockholders an annual report, including audited financials, on Form 10-K.

We are not currently a reporting company, but upon effectiveness of the registration statement of which this prospectus forms a part, we will be required to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. These reports include annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. You may obtain copies of these reports from the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. or on the SEC's website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

We will also make these reports available on our website.

                                  LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest. Our address for service of process in Nevada is EastBiz.com, Inc., 5348 Vegas Dr., Las Vegas, NV 89108 USA.

                                   MANAGEMENT

The name, age and position of each of our directors and executive officers are as follows:

         Name                 Age                 Position
         ----                 ---                 --------

     Yakov Terner             48       President, Treasurer, and Director

     Yossi Benitah            60       Secretary and Director

MR. YAKOV TERNER

Mr. Terner is our President, Treasurer and a Director, and has served in these capacities since we were incorporated on November 2, 2007. He has fourteen years of experience marketing and distributing Dead Sea products from Israel in Romania. In the last five years, Mr. Terner has been president of Beatrice Cosmetics Israel, an Israeli private company that specializes in marketing and distributing Dead Sea hair care, body care and body treatment products in Romania. Beatrice Cosmetics is a wholesale distributor in Romania.

He is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

MR. YOSSI BENITAH

Mr. Benitah is our Secretary and Director. He has served in these capacities since we were incorporated on November 2, 2007. Mr. Benitah has over 30 years of experience as an entrepreneur, in the last five years he has operating an electrical services company in the city of Rechovot, Israel. He is well connected in the Israeli markets and has done well in promoting and marketing his business.

He is not an officer or director of any reporting company that files annual, quarterly, or periodic reports with the United States Securities and Exchange Commission.

BOARD COMPOSITION

Our Bylaws provide that the Board of Directors shall consist of one or more members, but not more than nine, and that our shareholders shall determine the number of directors at each regular meeting. Each director serves for a term that expires at the next regular meeting of the shareholders or until his successor is elected and qualified.

COMMITTEES OF THE BOARD OF DIRECTORS

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee "financial expert." As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

POTENTIAL CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

DIRECTOR INDEPENDENCE

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of "independent directors." Our determination of independence of directors is made using the definition of "independent director" contained in Rule 4200(a)(15) of the Marketplace Rules of the NASDAQ Stock Market ("NASDAQ") , even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of "independent" as within the meaning of such rules as a result of their current positions as our executive officers.

SIGNIFICANT EMPLOYEES

We have no significant employees other than the executive officers described above.

FAMILY RELATIONSHIPS

There are no familial relationships among any of our officers and directors.

INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last five years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

                             EXECUTIVE COMPENSATION

We have not paid since our inception, nor do we owe, any compensation to our executive officers, Mr. Yakov Terner and Mr. Yossi Benitah. There are no arrangements pursuant to which our executive officers will be compensated in the future for any services provided as executive officers. We have no employment agreements with either of our executive officers. We do not intend to compensate our executive officers for the foreseeable future. We may compensate them after that time if we have the financial resources to do so.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

We do not currently have a stock option plan nor any long-term incentive plans that provide compensation intended to serve as incentive for performance. No individual grants of stock options or other equity incentive awards have been made to any executive officer or any director since our inception; accordingly, none were outstanding at December 31, 2008.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT, CHANGE-IN-CONTROL ARRANGEMENTS

There are currently no employment or other contracts or arrangements with our executive officers. There are no compensation plans or arrangements, including payments to be made by us, with respect to our officers, directors or consultants that would result from the resignation, retirement or any other termination of such directors, officers or consultants from us. There are no arrangements for directors, officers, employees or consultants that would result from a change-in-control.

                            COMPENSATION OF DIRECTORS

We have not compensated our directors for their service on our Board of Directors since our inception. There are no arrangements pursuant to which directors will be compensated in the future for any services provided as a Director.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the transactions discussed below, we have not entered into any transaction nor are there any proposed transactions in which any of our directors, executive officers, stockholders or any member of the immediate family of any of the foregoing had or is to have a direct or indirect material interest.

On November 2, 2007, pursuant to the terms of a subscription agreement, we sold 1,500,000 shares of our common stock to Mr. Yakov Terner, our President, Treasurer and Director, for cash payment to us of $0.0003 per share, or $450 in the aggregate.

On November 2, 2007 pursuant to the terms of a subscription agreement, we sold 1,500,000 shares of our common stock to Mr. Yossi Benitah, our Secretary and Director, for cash payment to us of $0.0003 per share, or $450 in the aggregate.

Our officers and directors may be considered promoters of the Company due to their participation in and management of the business since its incorporation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of April 13, 2009 for:

     *    each  person,  or  group  of  affiliated  persons,   known  by  us  to
          beneficially own more than 5% of our common stock;

     *    each of our executive officers;

     *    each of our directors; and

     *    all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws, and the address for each person listed in the table is c/o Seaospa, Inc., 3 Hahistadrut St., Suite #6 Kiryat Yam, Israel 29056.

The percentage ownership information shown in the table below is calculated based on 4,869,918 shares of our common stock issued and outstanding as of April 13, 2009. We do not have any outstanding options, warrants or other securities exercisable for or convertible into shares of our common stock.

                       Name of              Amount and Nature        Percentage
Title of Class     Beneficial Owner      of Beneficial Ownership      of Class
--------------     ----------------      -----------------------      --------

Common Stock       Yakov Terner                 1,500,000              30.80%
                    President,
                    Treasurer and
                    Director

Common Stock       Yossi Benitah                1,500,000              30.80%
                    Secretary and
                    Director

Common Stock       Yaron Borenstein               251,800               5.17%

Common Stock       Gideon Reifman                 278,867               5.73%

Common Stock       Bronia Fruhter                 258,000               5.30%

All officers as a Group                         3,000,000              61.60%

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

We do not have any issued and outstanding securities that are convertible into common stock. Other than the shares covered by the registration statement of which this prospectus is a part, we have not registered any shares for sale by security holders under the Securities Act. None of our stockholders are entitled to registration rights.

              DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers or persons controlling us, we have been advised that it is the Securities and Exchange Commission's opinion that such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATION

THE FOLLOWING DISCUSSION OF OUR FINANCIAL CONDITION AND RESULTS OF OPERATION SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES THAT APPEAR ELSEWHERE IN THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO OUR BUSINESS THAT REFLECT OUR CURRENT VIEWS AND ASSUMPTIONS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES, INCLUDING THE RISKS IN THE SECTION ENTITLED RISK FACTORS BEGINNING ON PAGE 4, THAT MAY CAUSE OUR OR OUR INDUSTRY'S ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS.

THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE OF THIS PROSPECTUS. ALTHOUGH WE BELIEVE THAT THE EXPECTATIONS REFLECTED IN THE FORWARD-LOOKING STATEMENTS ARE REASONABLE, WE CANNOT GUARANTEE FUTURE RESULTS, LEVELS OF ACTIVITY, OR ACHIEVEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW, INCLUDING THE SECURITIES LAWS OF THE UNITED STATES, WE EXPRESSLY DISCLAIM ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATE OR REVISIONS OF ANY OF THE FORWARD-LOOKING STATEMENTS TO REFLECT ANY CHANGE IN OUR EXPECTATIONS WITH REGARD THERETO OR TO CONFORM THESE STATEMENTS TO ACTUAL RESULTS.

OUR FINANCIAL STATEMENTS ARE STATED IN UNITED STATES DOLLARS (US$) AND ARE PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED STATES.

OVERVIEW

We are an early stage company with limited operations and no, or minimal, revenues from our business operations. We were incorporated under the laws of the state of Nevada on November 2, 2007. We are engaged in the marketing of skin care, hair care and body treatment products. Currently we are focusing on marketing of Dead Sea products from Israel. The Company operates its own retail online store where we sell our products direct to consumers at www.seaospa.com. We intend to open and operate an eBay store in addition to our own online store within the next twelve months. Our target market is adults of 18 years of age and up.

We have two executive officers who also serve as our directors. Mr. Terner, our President, Treasurer and a Director, resides in Israel. He has fourteen years of experience marketing and distributing Dead Sea products from Israel in Romania. Mr. Yossi Benitah, our Secretary and a Director, resides in Israel. He has thirty years of experience as an entrepreneur operating an electrical services company in Israel. Neither of our officers lives in Nevada, the state of our incorporation, or the United States.

From November 2, 2007 (inception) to December 31, 2008, we have incurred accumulated net losses of $7,770. Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt as to whether we can continue as an ongoing business for the next twelve months.

On March 25, 2008, we entered into a service agreement with Yahoo!(R) and we launched our ecommerce online store. Yahoo!(R) provides us with the ecommerce online store, web hosting and our business mail at a cost of $39.95 a month. Our service agreement with Yahoo!(R) can be terminated at any time and is on a month to month basis.

PLAN OF OPERATION

We have generated no, or minimal, revenues since our inception on November 2, 2007. We believe that our current funding will allow us to begin the marketing of our products, and remain in business for 12 months. If we are unable to generate significant revenues within 12 months of the effectiveness of the registration statement of which this prospectus is a part for any reason, or if we are unable to make a reasonable profit within 12 months of the effectiveness of the registration statement, we may have to suspend or cease operations. At the present time, we have not made any arrangements to raise additional cash. If we need additional funds, we may seek to obtain additional funds through additional private placement(s) of our securities or loans. We have no other financing plans at this time.

Our business objectives for the next twelve months are:

     *    to make Seaospa an icon brand;

     * to develop an effective, well placed e-commerce site for sales of skin care, hair care and body treatment products; and

     *    to create an infrastructure for the fulfillment of Web-based sales.

Our goals over the next 12 months are to:

     *    drive  traffic  to  our  website  through  marketing  efforts,   where
          customers will be able to purchase our products;

     *    open an eBay online store and markets our products to eBay buyers; and

     *    achieve break-even results of operations.

ACTIVITIES TO DATE

From our inception to date, we have generated non significant revenues, and our operations have been limited to capital formation activities and operating of our online retail store. Since our inception we have not made any significant purchases or sale of assets, nor have we been involved in any mergers, acquisitions or consolidations. Between December 2007 and November 2008, we were focused primarily on operating our online retail store and raising capital to execute our business plan. We closed on a private placement of our common stock on November 20, 2008, pursuant to which we sold 1,869,918 shares of our common stock for total gross proceeds of $56,097. We have sold and issued an aggregate of 4,869,918 shares of our common stock since our inception through the November 2008 private placement and the private placement of our common stock to members of our management, for total proceeds of approximately $57,000.

In December 2007, we secured our domain name www.seaospa.com and on March 25, 2008 we entered into a service agreement with Yahoo!(R) and we launched our ecommerce online store. Yahoo!(R) provides us the ecommerce online store, web hosting and our business mail at a cost of $39.95 a month. Our service agreement with Yahoo!(R) can be terminated at any time and is on a month to month basis.

We entered into an agreement with PayPal to act as our credit card merchant. PayPal is a financial company that accepts and clears all customer credit card payments on behalf of participating merchants, such as our Company. There are no short or long term contracts or obligations associated with the use of PayPal. PayPal accepts all major credit cards (Visa, Mastercard, Discover, American Express, ECheque, and transfer of funds to and from bank accounts.)

PayPal commission varies between 1.9% to 2.9% + $0.55 per transaction.

PayPal rate structure:

     $0.00 - $3,000.00                           2.9% + $0.55
     $3,000.01 - $12,000.00                      2.5% + $0.55
     $12,000.01 - $125,000.00                    2.2% + $0.55
     $125,000.00                                 1.9% + $0.55

EXPENDITURES

The following chart provides an overview of our budgeted expenditures by significant area of activity over the next 12 months. These expenditures are described in detail below under "Milestones."

                                      Present to    May 2009 to    August 2009 to   November 2009 to     Present to
                                      April 2009     July 2009      October 2009      January 2010      January 2010
                                      ----------     ---------      ------------      ------------      ------------
Legal/Accounting                       $ 3,000        $ 3,000         $ 3,000           $ 3,000            $12,000
Transfer Agent                           2,500          2,500           2,500             2,500             10,000
Ecommerce online store                     120            120             120               120                480
eBay Premium Store                         150            150             150               150                600
Computer Equipment                         500            500             500               500              2,000
Advertising/Marketing                    3,500          3,500           3,500             3,500             14,000
Inventory                                3,000          3,000           3,000             3,000             12,000
Telephone                                  150            150             150               150                600
Corporate and marketing collateral         500            500             500               500              2,000
Misc Expenditure                           500            500             500               500              2,000
                                       -------        -------         -------           -------            -------
                                       $13,920        $13,920         $13,920           $13,920            $55,680
                                       =======        =======         =======           =======            =======

MILESTONES

Below is a brief description of our planned activities:

PRESENT - JULY 2009

Main Objectives:

     *    Promote and execute our marketing plan for our online retail store.

     *    Set up a Google Adwords account and campaign; and

AUGUST 2009 - JANUARY 2009

Main Objectives:

     *    Continue to promote our online retail store; and

     * Set up an eBay Store, upload our inventory and open the store to the public.

RESULTS OF OPERATIONS

During the period from November 2, 2007 (date of inception) through December 31, 2008, we incurred a net loss of $7,770. This loss consisted organization costs, legal fees, filing and G&A expenses. Since inception, we have sold 4,869,918 shares of common stock.

During the fiscal year ended December 31, 2008, the Company remained in the development stage and generated non significant revenues. The Company incurred net losses of $6,870 and $900 for the twelve month periods ending December 31, 2008 and December 31, 2007, respectively. General and administrative expenses were $152 for the year ended December 31, 2008, compared to $0 for the same period ended 2007. The Company also incurred $7,129 in legal fees during the year ended December 31, 2008, which was not incurred during the prior year, in connection with becoming a reporting company. Comparisons are not meaningful as our company was incorporated on November 2, 2007.

PURCHASE OR SALE OF EQUIPMENT

We have not purchased or sold, and we do not expect to purchase or sell, any plants or significant equipment over the twelve months.

REVENUES

We had non significant revenue of $2,476 for the period from November 2, 2007 (date of inception) through December 31, 2008.

LIQUIDITY AND CAPITAL RESOURCES

Our balance sheet as of December 31, 2008 reflects assets of $49,228. Cash and cash equivalents from inception to date have been sufficient to provide the working capital necessary to operate to date, and we expect it to help us remain operational during the next twelve months.

Our activities to date have been supported by equity financing, through the private placements of our common stock on the date of our inception, November 2, 2007, and on November 20, 2008, through which we raised approximately $57,000. We have sustained losses in all previous reporting periods with an inception to date loss of $7,770 as of December 31, 2008. We anticipate generating losses and, therefore, may be unable to continue operations in the future. We anticipate that in the future we will be required to seek funding from our stockholders and/or other qualified investors to pursue our business plan. If we require additional capital, we would have to issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us on acceptable terms, or at all. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

GOING CONCERN CONSIDERATION

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements expressing concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

We do not expect the adoption of any recently issued accounting pronouncements to have a significant impact on our net results of operations, financial position, or cash flows.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements.

                       WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offering in this offering. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and the securities in this offering, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at http:\\www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

                              FINANCIAL STATEMENTS

                                  SEAOSPA, INC.
                          (A Development Stage Company)
                          INDEX TO FINANCIAL STATEMENTS
                                December 31, 2008

Report of Registered Independent Auditors .............................   F-1

Balance Sheets as of December 31, 2008 and December 31, 2007...........   F-2

Statements of Operations for the Periods Ended December 31, 2008,
 December 31, 2007 and Cumulative from Inception ......................   F-3

Statement of Stockholders' Equity for the Period from Inception
 Through December 31, 2008 ............................................   F-4

Statements of Cash Flows for the Periods Ended December 31, 2008,
December 31, 2007 and Cumulative from Inception........................   F-5

Notes to Financial Statements - December 31, 2008 .....................   F-6

                    REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders of SeaOspa, Inc.:

We have audited the accompanying balance sheet of SeaOspa, Inc. (a Nevada corporation in the development stage) as of December 31, 2008 and 2007, and the related statement of operations, stockholders' equity, and cash flows for the years ended December 31, 2008 and 2007, and from inception (November 2, 2007) through December 31, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of SeaOspa, Inc. as of December 31, 2008 and 2007, and the results of its operations and its cash flows for the year ended December 31, 2008 and 2007, and from inception (November 2, 2007) through December 31, 2008, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of December 31, 2008, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plan regarding these matters is also described in Note 4 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Respectfully submitted,

/s/ Alan Weinberg CPA
--------------------------------
Weinberg & Associates LLC

Baltimore, Maryland
January 20, 2009

                                  SEAOSPA, INC.
                          (A Development Stage Company)
                                 BALANCE SHEETS

                                                             December 31,       December 31,
                                                                2008               2007
                                                              --------           --------
ASSETS

Current Assets
  Cash in bank                                                $ 49,228           $     --
                                                              --------           --------

      Total current assets                                      49,228                 --
                                                              --------           --------

Total Assets                                                  $ 49,228           $     --
                                                              ========           ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
  Accounts payable                                            $     --           $     --
                                                              --------           --------

      Total current liabilities                                     --                 --
                                                              --------           --------
Stockholders' Equity
  Preferred Stock, par value $0.0001 per share,
   50,000,000 shares authorized, none outstanding
  Common Stock, par value $0.0001 per share,
   100,000,000 shares authorized, 4,869,918 shares
   issued and outstanding on December 31, 2008                     487                300
  Additional paid-in capital                                    56,511                600
  (Deficit) accumulated during the development stage            (7,770)              (900)
                                                              --------           --------

      Total stockholders' equity                                49,228                 --
                                                              --------           --------

Total Liabilities and Stockholders' Equity                    $ 49,228           $     --
                                                              ========           ========

    The Accompanying Notes are an Integral Part of These Financial Statements

                                  SEAOSPA, INC.
                          (A Development Stage Company)
                            STATEMENTS OF OPERATIONS

                                                                             November 2, 2007
                                      Year Ended           Year Ended         (Inception) To
                                      December 31,         December 31,         December 31,
                                         2008                 2007                 2008
                                      ----------           ----------           ----------
Sales                                 $    2,476           $       --           $    2,476

Cost of Goods Sold                          1775                   --                 1775
                                      ----------           ----------           ----------

Gross Profit                                 701                   --                  701

Operating Expenses
  Legal fees                               7,129                   --                7,129
  Filing Fees                                290                   --                  290
  General and Administrative                 152                   --                  152
  Organization Cost                           --                  900                  900
                                      ----------           ----------           ----------
Total Operating Expenses                   7,571                  900                8,471
                                      ----------           ----------           ----------

Loss before income taxes                  (6,870)                (900)              (7,770)
                                      ----------           ----------           ----------
Provision for Income Taxes                    --                   --                   --
                                      ----------           ----------           ----------

Net (Loss)                            $   (6,870)          $     (900)          $   (7,770)
                                      ==========           ==========           ==========

Basic and Diluted
 (Loss) per Common Shares                      a                    a
                                      ----------           ----------
Weighted Average Number
 of Common shares                      3,215,169            3,000,000
                                      ----------           ----------

----------
a = Less than ($0.01) per share

    The Accompanying Notes are an Integral Part of These Financial Statements

                                  SEAOSPA, INC.
                          (A Development Stage Company)
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                              Common Stock
                                           -------------------     Paid in    Accumulated      Total
                                           Shares       Amount     Capital      Deficit       Equity
                                           ------       ------     -------      -------       ------
                                             #             $          $            $             $
INCEPTION NOVEMBER 2, 2007

Common stock issued to Directors          3,000,000        300         600          --           900
 for cash November 2, 2007 @ $0.0003
 per share

Net loss for the year                                                             (900)         (900)
                                         ----------      -----     -------     -------       -------
BALANCE, DECEMBER 31, 2007                3,000,000        300         600        (900)           --

Private placement closed on               1,869,918        187      55,911          --        56,098
 November 20, 2008 @ 0.03 per share

Net loss for the year                                                           (6,870)       (6,870)
                                         ----------      -----     -------     -------       -------

BALANCE, DECEMBER 31, 2008                4,869,918        487      56,511      (7,770)       49,228
                                         ==========      =====     =======     =======       =======

    The Accompanying Notes are an Integral Part of These Financial Statements

                                  SEAOSPA, INC.
                          (A Development Stage Company)
                            STATEMENTS OF CASH FLOWS

                                                                                      November 2, 2007
                                                  Year Ended         Year Ended        (Inception) To
                                                  December 31,       December 31,       December 31,
                                                     2008               2007               2008
                                                   --------           --------           --------
Operating Activities
  Net (Loss)                                       $ (6,870)          $   (900)          $ (7,770)
  Adjustments To Reconcile Net Loss To
    Net Cash Used By Operating Activities                --                 --                 --
                                                   --------           --------           --------
Net Cash (Used) by Operating Activities              (6,870)              (900)            (7,770)
                                                   --------           --------           --------

Financing Activities
  Proceeds from issuance of common stock           $ 56,098           $    900           $ 56,998
                                                   --------           --------           --------
Cash Provided by Financing Activities                56,098                900             56,998
                                                   --------           --------           --------

Net Increase in Cash                                 49,228                 --             49,228

Cash, Beginning of Period                                --                 --                 --
                                                   --------           --------           --------

Cash, End of Period                                $ 49,228           $     --           $ 49,228
                                                   ========           ========           ========

    The Accompanying Notes are an Integral Part of These Financial Statements

                                  SEAOSPA, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2008

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

The Company was incorporated under the laws of the state of Nevada on November 2, 2007. The Company has limited operations and in accordance with SFAS #7, is considered a development stage company and has not yet realized any revenues from its planned operations.

We are in the business of purchasing and distributing Dead Sea skin and hair care products from Israel. At this stage, the only operations we have engaged in are the development of our website and business plan. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING PRACTICES

BASIS OF ACCOUNTING

The Company's financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 fiscal year end.

EARNINGS PER SHARE

In February 1997, the FASB issued SFAS No. 128, "Earnings Per Share" ("SFAS No. 128"), which specifies the computation, presentation and disclosure requirements for earnings (loss) per share for entities with publicly held common stock. SFAS No. 128 supersedes the provisions of APB No. 15, and requires the presentation of basic earnings (loss) per share and diluted earnings (loss) per share. The Company has adopted the provisions of SFAS No. 128 effective November 2, 2007 (inception).

Basic earnings  (loss) per share amounts are computed by dividing the net income
(loss) by the weighted average number of common shares outstanding. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value of the Company's financial instruments, consisting of accounts payable and accrued liabilities approximate their fair value due to the short-term maturity of such instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial statements.

                                  SEAOSPA, INC.
                          (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS (CONT'D)
                                DECEMBER 31, 2008

REVENUE RECOGNITION

The Company recognizes revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

COST OF SALES

Cost of sales consists of merchandise and shipping costs,

INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

SOFTWARE DEVELOPMENT COSTS

Software development costs represent capitalized costs of design, configuration, coding, installation and testing of the Company's website up to its initial implementation. Upon implementation, the asset will be amortized to expense over its estimated useful life of three years using the straight-line method. Ongoing website post-implementation costs of operation, including training and application maintenance, will be charged to expense as incurred.

                                  SEAOSPA, INC.
                          (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS (CONT'D)
                                DECEMBER 31, 2008

RECENT ACCOUNTING PRONOUNCEMENTS

In June 2008, the Financial Accounting Standards Board ("FASB") issued FASB Staff Position No. EITF No. 03-6-1, "Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities" ("FSP EITF No. 03-6-1"). According to FSP EITF No. 03-6-1, unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents are considered participating securities under SFAS No. 128. As such, they should be included in the computation of basic earnings per share ("EPS") using the two-class method. FSP EITF No. 03-6-1 is effective for financial statements issued for fiscal years beginning after December 15, 2008, as well as interim periods within those years. Once effective, all prior-period EPS data presented must be adjusted retrospectively. The Company does not expect FSP EITF No. 03-6-1 to have a material impact on the Company's financial position or results of operations.

In March 2008, the FASB issued Statement No. 161, "Disclosures about Derivative Instruments and Hedging Activities", an amendment of FASB Statement No. 133 ("SFAS No. 161"). SFAS No. 161 applies to all derivative instruments and nonderivative instruments that are designated and qualify as hedging instruments and related hedged items accounted for under SFAS No. 133. SFAS No. 161 requires entities to provide greater transparency through additional disclosures about
(a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS No. 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity's financial position, results of operations, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The Company does not expect SFAS No. 161 to have a material impact on the Company's financial position or results of operations.

In December 2007, the FASB issued Statement No. 141 (revised), "Business Combinations" ("SFAS No. 141(R)"). SFAS No. 141(R) significantly changes the accounting for business combinations and establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree and recognizes and measures the goodwill acquired in the business combination or a gain from a bargain purchase. SFAS No. 141(R) applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008.

In December 2007, the FASB issued Statement No. 160, "Noncontrolling Interests in Consolidated Financial Statements" - an amendment of ARB No. 51 ("SFAS No. 160"). SFAS No. 160 changes the accounting for noncontrolling (minority) interests in consolidated financial statements including the requirements to classify noncontrolling interests as a component of consolidated shareholders' equity, the elimination of "minority interest" accounting in results of operations and changes in the accounting for both increases and decreases in a parent's controlling ownership interest. SFAS No. 160 is effective for fiscal years beginning after December 15, 2008, and early adoption is prohibited. The Company does not expect SFAS No. 160 to have a material impact on the Company's financial position or results of operations.

                                  SEAOSPA, INC.
                          (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS (CONT'D)
                                DECEMBER 31, 2008

In February 2007, the FASB issued Statement No. 159 "The Fair Value Option for Financial Assets and Financial Liabilities" including an amendment of FASB Statement No. 115 ("SFAS No. 159"), which allows an entity the irrevocable option to elect fair value for the initial and subsequent measurement for certain financial assets and liabilities under an instrument-by-instrument election. If the fair value option is elected for an instrument, subsequent changes in fair value for that instrument will be recognized in earnings. SFAS No. 159 also establishes additional disclosure requirements and is effective for fiscal years beginning after November 15, 2007, with early adoption permitted provided that the entity also adopts Statement No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 159 is not expected to have a material impact on its results of operations or financial position.

In  September  2006,  the FASB  issued  SFAS No. 157 which  defines  fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. In February 2008, the FASB issued FASB Staff Position No. SFAS No. 157-2, Effective Date of FASB Statement No. 157, which provides a one-year deferral of the effective date of SFAS No. 157 for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value on a recurring basis (at least annually). The adoption of SFAS No. 157 for financial assets and financial liabilities is not expected to have a material impact on the Company's results of operations or financial position.

NOTE 3. ADVERTISING

The Company's policy regarding advertising is to expense advertising when incurred. The Company had not incurred any advertising expense as of December 31, 2008.

NOTE 4. GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has net losses for the period from November 2, 2007 (inception) to December 31, 2008 of $7,770. This condition raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management is planning to raise additional funds through debt or equity offerings. There can be no assurance that debt or equity financing will be available to the Company on acceptable terms or at all, and there is no guarantee that the Company will be successful in these efforts.

NOTE 5. RELATED PARTY TRANSACTIONS

The officers and directors of the Company are involved in other business activities and may, in the future, become involved in other business opportunities.  If a  specific  business  opportunity  becomes  available,  such

                                  SEAOSPA, INC.
                          (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS (CONT'D)
                                DECEMBER 31, 2008

persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated a policy for the resolution of such conflicts.

As described in Note 8, on November 2, 2007, the Company issued 3,000,000 common shares to its directors for cash, valued at $0.0003 per share or $900

NOTE 6. INCOME TAXES

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During fiscal 2008, the Company incurred net losses and, therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is $7,770 at December 31, 2008, and will expire in the year 2028.

As at December 31, 2008, deferred tax assets consisted of the following:

                   Net operating losses                $1166

                   Less: valuation allowance           (1166)

                   Net deferred tax asset                 --

NOTE 7. NET OPERATING LOSSES

As of December 31, 2008, the Company has a net operating loss carry-forward of approximately $7,770, which will expire 20 years from the date the loss was incurred.

NOTE 8. STOCKHOLDERS' EQUITY

AUTHORIZED

The Company is authorized to issue 100,000,000 shares of $0.0001 par value common stock and 50,000,000 shares of preferred stock, par value $0.0001. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

ISSUED AND OUTSTANDING

For transactions other than those with employee's stock, issuances are in accordance with paragraph 8 of SFAS 123, where issuances shall be accounted for based on the fair value of the consideration received. Transactions with employee's stock issuance are in accordance with paragraphs (16-44) of SFAS 123, where issuances shall be accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is the more reliable measure.

                                  SEAOSPA, INC.
                          (A Development Stage Company)
                     NOTES TO FINANCIAL STATEMENTS (CONT'D)
                                DECEMBER 31, 2008

On November 2, 2007, the Company issued 3,000,000 common shares to its directors for cash, valued at $0.0003 per share or $900.

Since inception (November 2, 2007) to the year ended December 31, 2008, the Company accepted subscriptions for 1,869,918 shares of common stock from 40 investors pursuant to a series of private placement transactions which closed on November 20, 2008. The private placements were not subject to any minimum investment, and were priced at $0.03 per share, for aggregate gross proceeds of approximately $56,098. The Company accepted the subscriptions on November 20, 2008.

The Company has commenced an activity to submit a Registration Statement on Form S-1 to the Securities and Exchange Commission ("SEC") to register 1,400,618 of its outstanding shares of common stock on behalf of selling stockholders. The Company will not receive any of the proceeds of this registration activity once the shares of common stock are sold.

NOTE 9. CONCENTRATION OF CREDIT RISK

The Company's cash and cash equivalents are invested in a major bank in Israel and are not insured. Management believes that the financial institution that holds the Company's investments are financially sound and accordingly, minimal credit risk exists with respect to these investments.

                      DEALER PROSPECTUS DELIVERY OBLIGATION

UNTIL JULY 19, 2009, ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE DEALER'S OBLIGATION TO DELIVER A
PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU DIFFERENT INFORMATION. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL NOR ARE THEY SEEKING AN OFFER TO BUY THE SECURITIES REFERRED TO IN THIS PROSPECTUS IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE ARE CORRECT ONLY AS OF THE DATE SHOWN ON THE COVER PAGE OF THESE DOCUMENTS, REGARDLESS OF THE TIME OF THE DELIVERY OF THESE DOCUMENTS OR ANY SALE OF THE SECURITIES REFERRED TO IN THIS PROSPECTUS.

                                  SEAOSPA, INC.

                                    1,400,618
                                     SHARES
                                       OF
                                  COMMON STOCK

                                   PROSPECTUS

                                 APRIL 20, 2009